                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                 --------------

                            DIAMETRICS MEDICAL, INC.
             (Exact name of registrant as specified in its charter)

               Minnesota                                41-1663185
     (State or other jurisdiction                    (I.R.S. Employer
   of incorporation or organization)                Identification No.)

                                2658 Patton Road
                           Roseville, Minnesota 55113
          (Address, including Zip Code, of Principal Executive Offices)

                            Diametrics Medical, Inc.
                             1990 Stock Option Plan
                        1993 Directors' Stock Option Plan
                            (full title of the plans)

                                David T. Giddings
                             Chief Executive Officer
                                2658 Patton Road
                           Roseville, Minnesota 55113
                     (Name and address of agent for service)

                                 (612) 639-8035
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

=====================================================================================================
       Title of                                Proposed Maximum       Proposed
   Securities to be             Amount to be    Offering Price    Maximum Aggregate      Amount of
      Registered               Registered (1)    per Share (2)   Offering Price (2)  Registration Fee
-----------------------------------------------------------------------------------------------------
Common Stock, $ .01 par value      900,000          $4.0625          $3,656,250           $1,079

=====================================================================================================

(1) The number of shares being registered represents the number of shares of Common Stock indicated for each of the following plans in addition to shares previously registered under the plans: Diametrics Medical, Inc. 1990 Stock Option Plan (750,000 shares); and Diametrics Medical, Inc. 1993 Directors' Stock Option Plan (150,000 shares).

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) and based on the average high and low prices for shares of the Company's Common Stock on the Nasdaq National Market on September 14, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


REGISTRATION OF ADDITIONAL SECURITIES

         Pursuant to Section E of the General Instructions to Form S-8, this Registration Statement incorporates by reference the Registration Statement on Form S-8 relating to the 1990 Stock Option Plan and 1993 Directors' Stock Option Plan filed with the Securities and Exchange Commission (the "Commission") on September 1, 1994 (File No. 33-83572), and the Registration Statement on Form S-8 relating to the 1990 Stock Option Plan filed with the Commission on March 28, 1997 (File No. 333-24169).


ITEM 8. EXHIBITS

  Exhibit
  Number                           Description
  ------                           -----------

    4.1 Articles of Incorporation of the Company, as amended to date (incorporated by reference to the Company's Quarterly Report on Form 10-Q, for the fiscal quarter ended March 31, 1997).

    4.2 Bylaws of the Company, as amended to date (incorporated by reference to the Company's Annual Report on Form 10-K, for the fiscal year ended December 31, 1996).

    4.3 Form of Certificate for Common Stock (incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 33-78518)).

    5             Opinion of Dorsey & Whitney LLP.

   23.1           Consent of Dorsey & Whitney LLP (included in Exhibit 5).

   23.2           Consent of KPMG Peat Marwick LLP.

   24             Power of Attorney (included on signature page).


ITEM 9. UNDERTAKINGS

A.     Post-Effective Amendments

       The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

             (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

       PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

       (2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be the initial BONA FIDE offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.     Subsequent Documents Incorporated by Reference

       The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

C.     Claims for Indemnification

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roseville, State of Minnesota, on September 18, 1998.

                                                   DIAMETRICS MEDICAL, INC.

                                                   By    /s/ David T. Giddings
                                                      --------------------------
                                                      David T. Giddings
                                                      President, Chief Executive
                                                      Officer and Chairman

               KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David T. Giddings and Laurence L. Betterley or either of them (with full power to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any additional Registration Statement pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, (or Registration Statements, if an additional Registration Statement is filed pursuant to Rule 462(b)) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any necessary state securities commissions or other agencies, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the 18th day of September 1998.

Name                                   Title
----                                   -----

By  /s/ David T. Giddings              President, Chief Executive Officer and
   ----------------------------        Chairman (Principal Executive Officer)
    David T. Giddings

By  /s/ Laurence L. Betterley          Senior Vice President and Chief Financial
   ----------------------------        Officer (Principal Financial Officer)
    Laurence L. Betterley

By  /s/ Jill M. Nussbaum               Corporate Controller
   ----------------------------        (Principal Accounting Officer)
    Jill M. Nussbaum

By  /s/ Gerald L. Cohn                 Director
   ----------------------------
    Gerald L. Cohn

By  /s/Andre de Bruin                  Director
   ----------------------------
    Andre de Bruin

By  /s/ Roy S. Johnson                 Director
   ----------------------------
    Roy S. Johnson

By  /s/ Mark B. Knudson                Director
   ----------------------------
    Mark B. Knudson, Ph.D

By  /s/ David V. Milligan              Director
   ----------------------------
    David V. Milligan

By  /s/ Richard A. Norling             Director
   ----------------------------
    Richard A. Norling

                                  EXHIBIT INDEX


  Exhibit
  Number      Description                                                  Page
  ------      -----------                                                  ----

     5        Opinion of Dorsey & Whitney LLP.

    23.1      Consent of Dorsey & Whitney LLP (included in Exhibit 5).

    23.2      Consent of KPMG Peat Marwick LLP.